Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Carlisle Companies Incorporated, a Delaware corporation (the “Company”), does hereby certify that:

The Annual Report on Form 10-K for the period ended December 31, 2003 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 11, 2004	By:	/s/	Richmond D. McKinnish
Name: Richmond D. McKinnish
Title: President and Chief Executive Officer

Dated: March 11, 2004	By:	/s/	Philip C. Aldinger, Jr.
Name: Philip C. Aldinger, Jr.
Title: Controller and Acting Chief Financial Officer